EXHIBIT 7

          CONSENT OF JORDEN BURT BOROS CICCHETTI BERENSON & JOHNSON LLP



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JordenBurt [letterhead]









                                April 20, 1998



Phoenix Home Life Mutual Insurance Company
One American Row
Hartford, Connecticut 06115


Ladies and Gentlemen:

    We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 15 to the Registration Statement on Form S-6 (File No. 33-23251) filed by Phoenix Home Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.

                          Very truly yours,

                          Jorden Burt Boros Cicchetti Berenson & Johnson LLP


                          By /s/ Michael Berenson
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